NextDecade Announces $356 Million of Senior Loans for Rio Grande LNG Phase 1

Results in a Reduction of Commitments Outstanding Under Existing Loan Facilities

HOUSTON--(BUSINESS WIRE)--September 20, 2023-- NextDecade Corporation (NextDecade) (NASDAQ: NEXT) announced today that its subsidiary, Rio Grande LNG, LLC (RGLNG), has entered into a credit agreement with a group of lenders for $356 million of senior loans to finance a portion of the first three LNG trains (Phase 1) at NextDecade’s 27 million tonnes per annum (MTPA) Rio Grande LNG export facility in Brownsville, Texas.

The senior loans were disbursed in one advance for the full amount of $356 million on September 15, 2023, which resulted in a reduction in the commitments outstanding under RGLNG’s existing term loan facilities for Phase 1 from $11.1 billion to under $10.8 billion. These senior loans will mature in July 2033, will accrue interest at a fixed rate of 6.72%, and rank pari passu to RGLNG’s existing term loan facilities, the $500 million working capital facility, and the $700 million of 10-year senior notes issued at FID of Phase 1.

This financing transaction aligns with NextDecade’s long-term balance sheet strategy for Phase 1, which includes extending and staggering debt maturities, diversifying sources of capital, reducing bank capital over time to provide potential capacity for financing future LNG expansions, and mitigating interest rate exposure. As of the date hereof, RGLNG’s outstanding fixed-rate debt and executed interest rate swaps have reduced its exposure to movement in interest rates for over 80% of the debt currently projected to be incurred in support of Phase 1 construction.

About NextDecade Corporation

NextDecade Corporation is an energy company accelerating the path to a net-zero future. Leading innovation in more sustainable LNG and carbon capture solutions, NextDecade is committed to providing the world access to cleaner energy. Through our wholly owned subsidiaries Rio Grande LNG and NEXT Carbon Solutions, we are developing a 27 MTPA LNG export facility in South Texas along with one of the largest carbon capture and storage projects in North America. We are also working with third-party customers around the world to deploy our proprietary processes to lower the cost of carbon capture and storage and reduce CO2 emissions at their industrial-scale facilities. NextDecade’s common stock is listed on the Nasdaq Stock Market under the symbol “NEXT.” NextDecade is headquartered in Houston, Texas. For more information, please visit www.next-decade.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “contemplate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “would,” “could,” “should,” “can have,” “likely,” “continue,” “design,” “assume,” “budget,” “guidance,” and “forecast” and other words and terms of similar expressions are intended to identify forward-looking statements, and these statements may relate to the business of NextDecade and its subsidiaries. These statements have been based on assumptions and analysis made by NextDecade in light of current expectations, perceptions of historical trends, current conditions and projections about future events and trends and involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include NextDecade’s progress in the development of its LNG liquefaction and export projects and CCS projects and the timing of that progress; the timing of achieving a final investment decision on the Rio Grande LNG terminal (the “Terminal”); reliance on third-party contractors to successfully complete the Terminal, the pipeline to supply gas to the Terminal and any CCS projects; ability to develop NEXT Carbon Solutions’ business though implementation of CCS projects; ability to secure additional debt and equity financing in the future to complete the Terminal and CCS projects on commercially acceptable terms; accuracy of estimated costs for the Terminal and CCS projects; ability to achieve operational characteristics of the Terminal and CCS projects, when completed, including liquefaction capacities and amount of CO2 captured and stored, and any differences in such operational characteristics from expectations; development risks, operational hazards and regulatory approvals applicable to NextDecade’s development, construction and operation activities and those of its third-party contractors and counterparties; technological innovation which may lessen NextDecade’s anticipated competitive advantage or demand for its offerings; global demand for and price of LNG; availability of LNG vessels worldwide; changes in legislation and regulations relating to the LNG and CCS industries, including environmental laws and regulations that impose significant compliance costs and liabilities; scope of implementation of carbon pricing regimes aimed at reducing greenhouse gas emissions; global development and maturation of emissions reduction credit markets; adverse changes to existing or proposed carbon tax incentive regimes; global pandemics, including the 2019 novel coronavirus pandemic, the Russia-Ukraine conflict, other sources of volatility in the energy markets and their impact on NextDecade’s business and operating results, including any disruptions in its operations or development of the Terminal and the health and safety of its employees, and on its customers, the global economy and the demand for LNG; risks related to doing business in and having counterparties in foreign countries; NextDecade’s ability to maintain the listing of our securities on the Nasdaq Capital Market or another securities exchange or quotation medium; changes adversely affecting the businesses in which NextDecade is engaged; management of growth; general economic conditions; ability to generate cash; and the result of future financing efforts and applications for customary tax incentives; and other matters discussed in the “Risk Factors” section of NextDecade’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Additionally, any development of the Terminal or CCS projects remains contingent upon execution of definitive commercial and financing agreements, securing all financing commitments and potential tax incentives, achieving other customary conditions and making a final investment decision to proceed. The forward-looking statements in this press release speak as of the date of this release. Although NextDecade believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that the expectations will prove to be correct. NextDecade may from time to time voluntarily update its prior forward-looking statements, however, it disclaims any commitment to do so except as required by securities laws.

Investors

Megan Light

mlight@next-decade.com

832-981-6583

Media

communications@next-decade.com